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                                                                   EXHIBIT 10.23

                          LICENSE AND MASTER AGREEMENT

This Agreement, together with all Appendices hereto, is entered into by and between Premier Computer Systems, Inc., a Georgia Corporation whose address is 105 Commerce Drive, Suite F, Fayetteville, Fayette County, Georgia 30214 (the "Licensor"), and Medical Staffing Network Inc. whose address is 901 Yamato Road, Suite 110, Boca Raton, FL 33431 (the "Licensee") as of the date of execution.

SECTION 1. GENERAL DEFINITIONS.

1.1 "PROGRAM" will mean the software programs named as Staff-Trac, Centrix, MSN Healthworks and MSN Healthworks Accountant, together with all documentation, other materials and information supplied by Licensor.

1.2 "PRIMARY CONTACT" will be one person designated by the Licensee to act for the Licensee in connection with instructions, questions, requests, telephone calls and correspondence related to the Program(s) outlined in this Agreement. The Primary Contact will be the person with primary responsibility for contact with Licensor. The Primary Contact is Christian Marcello.

1.3 "SECONDARY CONTACT" will be a person designated by the Licensee to act for the Licensee in the event the Primary Contact is unavailable. The Secondary Contact(s) will be designated by the Primary Contact and communicated to the Licensor as needed.

1.4 "LOCAL AREA NETWORK" will mean any two or more computers at a single location, connected to a central file server and allowing multi-user access to the Program.

1.5 "WIDE AREA NETWORK" will mean any two or more computers at two or more detached locations, connected to a central file server and allowing remote multi-user access to the Program.

1.6 "CUSTOM MODIFICATIONS" will mean any work done to the basic Program at the Licensee's request. Included in "Custom Modification" would be such things as special reports, interfaces with other software and/or any other changes made to the basic Program at the request of the Licensee.

1.7 "USE OF LICENSED PROGRAM" will mean when the Program is loaded into temporary memory (i.e., RAM) or installed into permanent memory (e.g., hard drive, CD-ROM, or other storage device) of one computer.

1.8 "REGULAR HOURLY RATE" is the billing rate set forth in writing between the Licensee and Licensor.

SECTION 2. GRANT OF LICENSE.

This Agreement permits Licensee the nonexclusive use of the Program as set forth herein.

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2.1       PERMITTED USES OF LICENSED PROGRAM. Licensee will use the Program on a single computer at the location(s) as notified in writing to the Licensor by the Licensee. Additional user licenses may be purchased to allow multiple and simultaneous access of the Program at each location.

2.2 LIMITATION ON LICENSE. Licensee may not reverse engineer, decompile, disassemble, or otherwise duplicate the Program or any part of it. Additionally, Licensee may not sell, assign, disclose, furnish, or redistribute the Program or any part thereof to any other location within Licensee's firm or to a third person, firm, or entity.

2.3 PHYSICAL LOCATION OF LICENSED PROGRAM. Licensee will use the Program at the location(s) as notified in writing to the Licensor by the Licensee; provided that if an office location is moved after installation of the Program, the Program may be used at the new location in accordance with the terms of this Agreement. Licensee must notify the Licensor of relocation of licenses in writing.

SECTION 3. TERM.

3.1 LICENSE TERM. Licensee's exclusive license of MSN Healthworks and MSN Healthworks Accountant will be for twenty-five (25) years beginning immediately upon acceptance and execution of this agreement.

          Licensee's non-exclusive license of Staff-Trac and Centrix will be for twenty-five (25) years beginning immediately upon acceptance and execution of this agreement.

3.2 TERMINATION. This Agreement will continue to be in effect and renewable on a monthly basis subject to an annual review of the various rates charged for services, until terminated by either party upon ninety (90) days prior written notice provided that the Licensor will not terminate the License so long as Licensee has fully paid the licensing fees. Licensor will also have the option of terminating this agreement in the event that any of the following occurs (a) Licensee fails to timely make any payment due; (b) Licensee breaches any of the terms of this Agreement or fails to perform any obligation hereunder and such breach of failure is not cured within ten (10) days of notice.

          Upon termination for any reason, no refund will be due, but Licensee will not be relieved of any obligations previously incurred, including the obligation to make payments.

3.3 CONTINUATION. The non-disclosure of proprietary information provision and non-competition provisions of this Agreement will continue beyond the termination of this Agreement as set forth in those Sections.

SECTION 4. FEES AND PAYMENT.

4.1 FEE FOR PROGRAM. The license fee is as set forth in writing between the Licensee and Licensor.

4.2 FEE FOR OTHER SERVICES. Licensee will pay Licensor, Licensor's regular hourly rate for all installation, conversion, training, custom modifications, and other services.


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4.3       HARDWARE OR THIRD PARTY SOFTWARE COSTS. Any third party hardware or software purchased or obtained through Licensor will be in addition to the license fee for Program and in accordance with invoices and/or quotations from Licensor to Licensee.

4.4 SITE VISITS. If any work is performed at the Licensee's site, Licensee shall pay, in addition to the Licensor's regular hourly rate, Licensor for any travel expenses incurred. These expenses include, but are not limited to, transportation, lodging, and meals.

4.5       All fees are payable on Net 30 terms from the date of invoices.

SECTION 5. INSTALLATION AND TESTING.

5.1 PRE-INSTALLATION. Licensee will ensure that Licensee's hardware is compatible with the system specifications as shown in Appendix A.

5.2 INSTALLATION. Licensor will install Program and such equipment and third party software obtained through Licensor as soon as practical, depending on the delivery of such hardware and third party software. The installation will include the following: (a) loading of the Program on the Licensee's network server; (b) loading of any third party software obtained through Licensor onto Licensee's network server hard disk; and (c) setting up all third party hardware obtained through Licensor.

          Installation will not include any data entry, except for such test data as is necessary to provide a demonstration of the use of the Program. Licensor will not, under any circumstances, be responsible for any delays in connection with the installation of any hardware or software other than the Program.

5.3 TESTING. Licensor will test the Program on Licensee's hardware to ensure that the Program is operational. If for any reason the Licensee's hardware is not compatible with the Program, Licensor will not be responsible for making corrections or modifications to the existing system. Any changes to the existing system will be considered Additional Services and be governed by that Section of this Agreement.

5.4 DEMONSTRATION. Licensor will demonstrate the use of the Program using test data.

SECTION 6. DATA CONVERSION.

6.1 FEES. Fees for data conversion are as set forth in writing between the Licensee and Licensor.

6.2 IMPLEMENTATION. Licensor will assist Licensee in planning a schedule of activities and/or a checklist for the conversion process from Licensee's current system to the Program. However, Licensee acknowledges that transferring data from prior systems, modifying such data if necessary and interpreting the same, as well as all other aspects of the conversion process necessary to cause Licensee's data to conform with Program's data structure is Licensee's responsibility.


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6.3       STANDARD CONVERSION. The Program is designed to allow Licensee to manually enter data into the Program by having Licensee's personnel input the data after Program is installed. If the Licensee's data is in a form and structure compatible with the data structure of Program as set forth in Appendix B, it may be possible for Licensor to write a program to assist in the transfer of Licensee's previous data to the Program at the Licensor's regular hourly rate. If such is done, the program, including the copyright thereto, will remain the property of Licensor.

          It is acknowledged that not all information in Licensee's old system may be transferable to the Program and the interface, if it can be done, will apply only to compatible items.

6.4 OTHER CONVERSION. Standard conversion includes the transfer of only the data types listed in Appendix B. It is acknowledged that adding and/or transferring other data which may be in the Licensee's prior system is considered custom modification work, which will be at additional cost and which will take additional time. Such work is governed by the Additional Services provisions herein.

SECTION 7. TRAINING.

7.1 FEES AND TYPES. The fees and time allotted for training are as set forth in writing between the Licensee and Licensor.

7.2 RESPONSIBILITIES. Licensor will notify Licensee regarding those parts of the training program which will be essential for staffing coordinators and personnel involved in payroll and billing. Licensee will: (a) ensure that the Primary and Secondary Contact persons as well as other management personnel responsible for training other workers and all personnel who are to be knowledgeable regarding the Program must attend the entire training program at the scheduled time; and (b) will pay for any additional training that may be required due to the failure of Licensee's personnel to attend the regularly scheduled training, at Licensor's regular hourly rate plus travel and expenses.

SECTION 8. PROGRAM MAINTENANCE AND SUPPORT.

8.1 FEES. The license fee for maintenance and support of the Program are as set forth in writing between the Licensee and Licensor.

8.2       MAINTENANCE. The Program Maintenance Options are set forth in Appendix
          B.

8.3       SERVICES. Custom Services (if any) are set forth in Appendix C.

8.4 CHANGES TO LICENSEE'S SYSTEM. Once the Program is installed on Licensee's system, any changes to the hardware or additions of other software to the system, which cause the Program to have operational problems will be considered a user error. Licensor will charge the Licensee at the Licensor's regular hourly rate to correct the error.


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SECTION 9. ADDITIONAL SERVICES.

9.1 FEES. Fees for additional services will be at Licensor's regular hourly rate plus expenses.

9.2 SERVICES AVAILABLE. Licensor may provide additional services such as assistance in choosing equipment or software, purchasing third party equipment and software, training, conversion, custom modifications, interfacing the Program with Licensee's payroll, billing, and/or general ledger or other programs, consultations, and similar functions for an additional fee.

SECTION 10. WARRANTIES AND DISCLAIMER.

10.1 WARRANTIES. Licensor warrants: (a) that the Program will perform substantially in accordance with the accompanying written materials;
          (b) that the Program does not infringe upon the valid copyright or other rights of others and will indemnify and hold Licensee harmless from and against all claims of infringement so long as Licensee utilizes the Program in accordance with this Agreement and adheres to the terms hereof.

EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE, LICENSOR MAKES NO WARRANTIES WHATSOEVER EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE. PROGRAM IS LICENSED AS IS AND WHERE IS AND DAMAGES, INCLUDING, BUT NOT LIMITED TO CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE USE OR ATTEMPTED USE OF PROGRAM. NOTWITHSTANDING ANY OF THE ABOVE, LICENSOR'S LIABILITY AND LIQUIDATED DAMAGES SHALL NOT UNDER ANY CIRCUMSTANCES EXCEED THE CHARGES ACTUALLY PAID BY LICENSEE HEREUNDER FOR THE LICENSE OF PROGRAM.

10.2 DISCLAIMERS. To the extent that Licensor supplies Licensee with third-party products, whether hardware, software or other supplies, Licensor makes NO WARRANTY WHATSOEVER regarding such third-party products and Licensee will rely solely on the manufacturer's warranty and Licensee's sole recourse will be against such manufacturers.

          Under no circumstances shall Licensor be responsible for user error, including but not limited to, erroneous input, misuse of Program, user's failure to follow the Program's directions, incorrect interpretation of instruction or data or missing data.

          Licensor will not be responsible for the performance of any of Licensee's existing hardware or third party software.

          Licensor will not be responsible for any failure to perform hereunder which failure is caused by Acts of God or any other circumstances beyond the control of Licensor.


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SECTION 11. CONFIDENTIALITY AND NON-DISCLOSURE.

11.1 PROPRIETARY INFORMATION AND TRADE SECRETS. This Program and all information and materials related thereto supplied by Licensor constitute proprietary information and trade secrets of the Licensor.

11.2 CONFIDENTIALITY. Licensee will use its best efforts to ensure that Licensee, its employees, agents, attorneys and representatives ensure the confidentiality of the Program and all related materials and information supplied by the Licensor.

11.3 DISCLOSURE. Licensee warrants that Licensee, its employees, agents, attorneys and representatives will not disclose, use, modify, copy, or reproduce the Program, or any of the information or related materials supplied by Licensor except in accordance with this Agreement without first obtaining the written permission of Licensor.

11.4 SURVIVAL OF PROVISIONS. The provisions of this section will continue beyond the term of this Agreement and will be binding and enforceable even after the termination of this Agreement.

SECTION 12. MISCELLANEOUS PROVISIONS.

12.1 EQUITABLE RELIEF. Licensee acknowledges and agrees that the breach of the provisions of Section 11, Confidentiality and Non-Disclosure, of this Agreement would be extremely detrimental to Licensor and cannot reasonably or adequately be compensated in damages in an action at law, and that such a breach of those provisions would cause Licensor irreparable injury and damage. By reason thereof, Licensee agrees, in any action for preliminary or permanent injunctive or other equitable relief to prevent or to curtail any breach of the Provisions of
          Section 11, Confidentiality and Non-Disclosure by Licensor, not to assert that Licensor has an adequate remedy at law hereunder.

12.2 TITLES AND SUBTITLES. The titles of paragraphs and subparagraphs of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

12.3 LEGAL FEES. If any dispute arises in connection herewith, the party finally prevailing on any issue will be entitled to immediate payment, by the party whose position on such issue was not upheld, of all reasonable attorneys' fees and legal expenses incurred in connection with such issue, whether or not suit be filed, and whether before or after appeal; provided, however, that if in the settlement of any such dispute the parties provide for such legal fees in the written settlement agreement, this provision will be waived.

12.4 SEVERABILITY. The provisions of this Agreement will be severable and if one or more provisions should be declared invalid, the remaining provisions will remain in full force and effect.

12.5 NOTICES. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery or upon deposit in the United States


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          Postal Service, by registered or certified mail, postage paid, addressed to the address shown in the opening section of this Agreement or to such other address as a party may designate by notice to the other party hereto.

12.6 WAIVER. Any failure or delay in the execution of any right herein shall not constitute a waiver thereof, nor shall any such delay or waiver of a particular default or right operate as a waiver of any other rights.

12.7 GOVERNING LAW. This Agreement shall be governed and construed according to the laws of the State of Georgia.

12.8 COMMENCEMENT OF WORK. Licensor shall commence work on the installation as soon as possible upon receipt by the Licensor of an executed copy of this Agreement and the payments due as set forth in Appendix A.

12.9 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Neither this Agreement nor any terms hereof may be amended, waived, discharged or terminated orally, but only by a written instrument signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal on the day and year set forth below.

     LICENSOR:                                   LICENSEE:
     PREMIER COMPUTER SYSTEMS, INC.              MEDICAL STAFFING NETWORK INC.

       By:     /s/ Serge Remillard                 By:    /s/ Robert J. Adamson
           -----------------------------------         -------------------------
      Its:       PRESIDENT                        Its:     CEO
            ----------------------------------         -------------------------
     Date:       2/8/2002                        Date:     2/8/02
          ------------------------------------         -------------------------





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APPENDIX A - HARDWARE / SOFTWARE REQUIREMENTS

WORKSTATION MINIMUM HARDWARE REQUIREMENTS AND CONFIGURATION
Pentium - 400 MHz or Greater
64 MB+ RAM
1 GB Free Disk Space

WORKSTATION OPERATING SYSTEMS
Windows 98, Windows NT, Windows 2000, Windows XP

SEVER 6 - 8 USERS -- MINIMUM HARDWARE REQUIREMENTS AND CONFIGURATION Pentium - 500 MHz or Greater
128 MB+ RAM
SCSI-2 Controller
8 GB SCSI HD
Battery Backup Power Source
Tape Backup

SEVER 6 - 20 USERS -- MINIMUM HARDWARE REQUIREMENTS AND CONFIGURATION Pentium - Dual Processors
256 MB+ RAM
SCSI-2 Controller
18 GB SCSI HD
Battery Backup Power Source
Tape Backup

NETWORK OPERATING SYSTEMS
Windows NT, Windows 2000

DATABASE
Microsoft SQL Server

ADDITIONAL REQUIREMENTS
Remote access to data and program execution and file transfer via PCAnywhere 32, ver 8 or higher, Citrix Metaframe, Terminal Services Client and ftp, or some other acceptable remote control method as mutually agreed upon between Licensee and Licensor.



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